Exhibit 99.1

Penumbra, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

ALAMEDA, Calif., March 8, 2016 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global interventional therapies company, today reported financial results for the fourth quarter and full year ended December 31, 2015.

•	Revenue of $54.4 million in the fourth quarter of 2015, an increase of 53.7%, or 58.5% in constant currency[1], over the fourth quarter of 2014.

•	Revenue of $186.1 million in 2015, an increase of 48.3%, or 53.9% in constant currency[1], over the prior year.

Fourth Quarter 2015 Financial Results
Total revenue grew to $54.4 million for the fourth quarter of 2015 compared to $35.4 million for the fourth quarter of 2014, an increase of 53.7%, or 58.5% on a constant currency basis. The U.S. represented 69.7% of total revenue and international represented 30.3% of total revenue for the fourth quarter of 2015. Revenue from sales of neuro products grew to $39.0 million for the fourth quarter of 2015, an increase of 33.8%, or 38.9% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $15.4 million for the fourth quarter of 2015, an increase of 147.2%, or 150.5% on a constant currency basis.

Gross profit was $36.5 million, or 67.0% of total revenue, for the fourth quarter of 2015, compared to $23.9 million, or 67.5% of total revenue, for the fourth quarter of 2014.

Total operating expenses were $34.6 million, or 63.7% of total revenue, for the fourth quarter of 2015, compared to $23.6 million, or 66.6% of total revenue, for the fourth quarter of 2014. R&D expenses were $5.5 million for the fourth quarter of 2015, compared to $4.1 million for the fourth quarter of 2014. The increase was primarily due to increases in headcount and related compensation expense. SG&A expenses were $29.2 million for the fourth quarter of 2015, compared to $19.4 million for the fourth quarter of 2014. The increase was primarily due to increases in headcount and related compensation expense as well as increases associated with operating as a public company.

Net income for the fourth quarter of 2015 was $1.6 million, compared to $0.4 million for the fourth quarter of 2014.

As of December 31, 2015, cash and cash equivalents and marketable investments totaled $148.8 million.

Full Year 2015 Financial Results
Total revenue grew to $186.1 million for the year ended December 31, 2015, compared to $125.5 million for 2014, an increase of 48.3%, or 53.9% on a constant currency basis. The U.S. represented 68.4% of total revenue and international represented 31.6% of total revenue for the year ended December 31, 2015. Revenue from sales of neuro products grew to $141.4 million for 2015, an increase of 33.1%, or 39.2% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $44.7 million for 2015, an increase of 131.9%, or 134.9% on a constant currency basis.

Gross profit was $124.1 million, or 66.7% of total revenue, for the year ended December 31, 2015, compared to $82.8 million, or 66.0% of total revenue, for the year ended December 31, 2014.

Total operating expenses were $119.9 million, or 64.4% of total revenue, for the year ended December 31, 2015, compared to $79.8 million, or 63.6% of total revenue, for the year ended December 31, 2014. R&D expenses were $18.0 million for the year ended December 31, 2015, compared to $15.6 million for the year ended December 31, 2014. The increase was primarily due to increases in headcount and related compensation expense. SG&A expenses were $101.9 million for the year ended December 31, 2015, compared to $64.3 million for the year ended December 31, 2014. The increase was primarily due to increases in headcount and related compensation expense as well as increases associated with operating as a public company.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” below for important information about our use of constant currency results and other non-GAAP financial measures (including reconciliations to the most comparable GAAP measures).

Net income for the year ended December 31, 2015 was $2.4 million, compared to $2.2 million for the year ended December 31, 2014.

Full Year 2016 Financial Outlook
Penumbra projects total revenue for 2016 to be in the range of $230 to $235 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the fourth quarter and full year 2015 financial results after market close on Tuesday, March 8, 2016 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 201-0168 for domestic callers or (647) 788-4901 for international callers (conference id: 31760674), or the webcast can be accessed on the “Investors” section of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California is a global interventional therapies company that designs, develops, manufactures and markets innovative medical devices. The company has a broad portfolio of products that address challenging medical conditions and significant clinical needs across two major markets, neuro and peripheral vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the U.S., most of Europe, Canada and Australia, and through distributors in select international markets. Penumbra and the Penumbra logo are trademarks of Penumbra, Inc.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company has disclosed the following non-GAAP financial measures in this press release: constant currency revenue, non-GAAP net income per share (basic and diluted), non-GAAP net income attributable to common stockholders and non-GAAP weighted average shares used to compute non-GAAP net income per share (basic and diluted).

Our constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. Dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP net income per share (basic and diluted) and its components, non-GAAP net income attributable to common stockholders and non-GAAP weighted average shares used to compute non-GAAP net income per share (basic and diluted), (1) exclude the effect of allocating net income (loss) between common stock and participating convertible preferred stock under the two-class method to allocate earnings, and (2) reflect the conversion of our outstanding convertible preferred stock upon the closing of our IPO as if such conversion occurred on a one-for-one basis as of the beginning of the applicable period(s).

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP net income per share (basic and diluted), and its components, as useful metrics as they provide an alternative framework for assessing our profitability as compared to periods prior to our IPO.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our prospectus dated September 17, 2015. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$19,547	$3,290
Marketable investments	129,257	48,253
Accounts receivable, net of doubtful accounts of $589 and $602	29,444	18,912
Inventories	56,761	33,451
Deferred taxes	—	6,280
Prepaid expenses and other current assets	9,352	5,115
Total current assets	244,361	115,301
Property and Equipment, net	8,951	5,181
Deferred taxes	10,143	571
Other non-current assets	393	328
Total assets	$263,848	$121,381
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$2,567	$2,348
Accrued liabilities	25,581	18,475
Total current liabilities	28,148	20,823
Other non-current liabilities	3,178	1,461
Total liabilities	31,326	22,284
Convertible preferred stock	—	111,467
Stockholders’ Equity (Deficit):
Common stock	30	5
Additional paid-in capital	252,087	8,446
Notes receivable from stockholders	(5)	(117)
Accumulated other comprehensive loss	(2,115)	(864)
Accumulated deficit	(17,475)	(19,840)
Total stockholders’ equity (deficit)	232,522	(12,370)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$263,848	$121,381

Penumbra, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$54,416	$35,403	$186,095	$125,510
Cost of revenue	17,958	11,512	62,037	42,668
Gross profit	36,458	23,891	124,058	82,842
Operating expenses:
Research and development	5,484	4,140	18,027	15,575
Sales, general and administrative	29,154	19,429	101,852	64,258
Total operating expenses	34,638	23,569	119,879	79,833
Income from operations	1,820	322	4,179	3,009
Interest income (expense), net	139	256	541	439
Other income (expense), net	(83)	(161)	(696)	(309)
Income before provision for income taxes	1,876	417	4,024	3,139
Provision for income taxes	243	1	1,659	894
Net income	$1,633	$416	$2,365	$2,245
Net income (loss) attributable to common stockholders	$1,633	$81	$1,084	$(833)
Net income (loss) per share attributable to common stockholders —Basic	$0.05	$0.02	$0.09	$(0.18)
—Diluted	$0.05	$0.01	$0.08	$(0.18)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders —Basic	29,890,944	4,701,999	11,993,429	4,609,375
—Diluted	32,321,410	7,102,885	14,219,650	4,609,375

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2015	2014	$	%	$	$	%
United States	$37,947	$23,684	$14,263	60.2%	$—	$14,263	60.2%
International	16,469	11,719	4,750	40.5%	1,706	6,456	55.1%
Total	$54,416	$35,403	$19,013	53.7%	$1,706	$20,719	58.5%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2015	2014	$	%	$	$	%
Neuro	$39,047	$29,186	$9,861	33.8%	$1,504	$11,365	38.9%
Peripheral Vascular	15,369	6,217	9,152	147.2%	202	9,354	150.5%
Total	$54,416	$35,403	$19,013	53.7%	$1,706	$20,719	58.5%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2015	2014	$	%	$	$	%
United States	$127,311	$82,965	$44,346	53.5%	$—	$44,346	53.5%
International	58,784	42,545	16,239	38.2%	7,065	23,304	54.8%
Total	$186,095	$125,510	$60,585	48.3%	$7,065	$67,650	53.9%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2015	2014	$	%	$	$	%
Neuro	$141,410	$106,242	$35,168	33.1%	$6,496	$41,664	39.2%
Peripheral Vascular	44,685	19,268	25,417	131.9%	569	25,986	134.9%
Total	$186,095	$125,510	$60,585	48.3%	$7,065	$67,650	53.9%

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our calculation of constant currency results.

Penumbra, Inc.
Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Non-GAAP Net Income Attributable to Common Stockholders2
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders[3]	$1,633	$81	$1,084	$(833)
Add: Deemed dividend paid to preferred stockholders upon redemption	—	—	—	6,344
Undistributed income attributable to preferred stockholders	—	335	1,281	—
Less: Undistributed loss attributable to preferred stockholders	—	—	—	(3,266)
Net income attributable to common stockholders—Non-GAAP	$1,633	$416	$2,365	$2,245
Basic net income per share—Non-GAAP	$0.05	$0.02	$0.09	$0.09
Diluted net income per share—Non-GAAP	$0.05	$0.02	$0.08	$0.08
Penumbra, Inc.
Reconciliation of Weighted Average Shares Used to Compute Basic Net Income (Loss) per Share to
Weighted Average Shares Used to Compute Basic and Diluted Non-GAAP Net Income per Share
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Weighted average shares used to compute basic net income (loss) per share	29,890,944	4,701,999	11,993,429	4,609,375
Less: Conversion of preferred shares on a weighted average basis upon closing of IPO	—	—	(5,345,318)	—
Add: Conversion of preferred shares on a one-for-one basis at the beginning of the period	—	19,510,410	19,510,410	19,510,410
Weighted average shares used to compute non-GAAP net income per share—Basic	29,890,944	24,212,409	26,158,521	24,119,785
Potential dilutive options	2,033,521	2,177,861	1,959,226	2,161,246
Potential dilutive restricted stock and restricted stock units	396,945	149,599	266,995	118,897
Potential dilutive common warrants	—	73,426	—	76,611
Weighted average shares used to compute non-GAAP net income per share—Diluted	32,321,410	26,613,295	28,384,742	26,476,539
2See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our calculation of non-GAAP net income per share and its components.
3 We calculate GAAP net income (loss) attributable to common stockholders under the two-class method required for companies with participating securities.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.